UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 — COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 28, 2015, Crown Castle International Corp., a Delaware corporation (“Crown Castle”), and Crown Castle Operating LLC, a Delaware limited liability company and wholly owned subsidiary of Crown Castle (“CCOL”), completed the sale of Crown Castle’s Australian subsidiary, Crown Castle Australia Holdings Pty Ltd (“CCAL”), to Turri Bidco Pty Ltd, a corporation organized under the laws of Australia that is controlled by a consortium of investors led by Macquarie Infrastructure and Real Assets (“Buyer”), under the terms of the Agreement for the Sale and Purchase of the Shares of Crown Castle Australia Holdings Pty Ltd (“Share Purchase Agreement”) among Crown Castle, CCOL, The Trust Company (Nominees) Limited, Todd International Investments Limited, Oceania Capital Limited, Birdsong Capital Limited, Baytown Investments Limited, Heritage PTC LLC and Buyer. At closing, Crown Castle and CCOL together received net proceeds of approximately US $1.2 billion after accounting for CCOL’s ownership interest, repayment of intercompany debt owed to Crown Castle by CCAL and estimated transaction fees and expenses. Actual cash proceeds are subject to customary working capital adjustments pursuant to the Share Purchase Agreement. CCOL is also entitled to receive an installment payment of A$155 million from the Buyer due in January 2016.

The foregoing summary is qualified in its entirety by the full text of the Share Purchase Agreement, which Crown Castle expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. There is no material relationship between the Buyer and Crown Castle or any affiliate, director, officer or associate of Crown Castle.

ITEM 8.01 — OTHER EVENTS

On May 28, 2015, Crown Castle issued a press release announcing the closing of the sale of CCAL. The May 28, 2015 press release is attached as Exhibit 99.1 hereto.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information.

Crown Castle is filing as Exhibit 99.2 hereto the following unaudited pro forma condensed consolidated financial information, which is based on the historical financial statements of Crown Castle and its majority and wholly owned subsidiaries, adjusted to give effect to the sale of CCAL:

(1)	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2014, 2013 and 2012 and the three months ended March 31, 2015; and

(2)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2014, 2013 and 2012 and the three months ended March 31, 2015 give effect to the sale of CCAL as if it had occurred as of January 1, 2012. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015 gives effect to the sale of CCAL as if it had been completed as of March 31, 2015.

(d) Exhibits

As described in Item 9.01 of this Report, the following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release dated May 28, 2015

99.2	Unaudited Pro Forma Condensed Consolidated Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
	Name:	E. Blake Hawk
	Title:	Executive Vice President and General Counsel

Date: June 2, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 28, 2015

99.2	Unaudited Pro Forma Condensed Consolidated Information